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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported): March 13, 2000
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                            AMERICAN BANCSHARES, INC.
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             (Exact Name of Registrant as Specified in its Charter)




          Florida                       0-27474                    65-0624640
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(State or Other Jurisdiction    (Commission File Number)         (IRS Employer
       Incorporation)                                            Identification
                                                                     Number)




 4502 Cortez Road West, Bradenton, Florida                    34210-2801
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  (Address of Principal Executive Offices)                    (Zip Code)




Registrant's telephone number, including area code:           (941) 795-3050
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ITEM 5.  OTHER EVENTS.

         On March 13, 2000, at a Special Meeting of the Shareholders of American Bancshares, Inc., a Florida corporation ("ABI"), the shareholders of ABI approved and adopted the Agreement and Plan of Reorganization, dated September 6, 1999, as amended January 24, 2000 (the "Merger Agreement"), by and among ABI, Gold Banc Corporation, Inc., a Kansas corporation ("Gold Banc"), and Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation and wholly-owned subsidiary of Gold Banc ("Acquisition Subsidiary"), pursuant to which, among other things, ABI will be merged with and into Acquisition Subsidiary, with Acquisition Subsidiary as the surviving corporation (the "Merger").

         Under the terms of the Merger Agreement, ABI had the right to terminate the Merger Agreement if the average Gold Banc common stock price was below $9.25 ("Floor Price Condition"). As previously disclosed on pages xiii and 30 of the Joint Proxy Statement/Prospectus of ABI and Gold Banc, dated January 31, 2000 and mailed to their respective shareholders on or about February 7, 2000, the Merger Agreement also provided that the Board of Directors of ABI (the "Board of Directors") in its sole discretion, and without further shareholder approval, had the right to waive the Floor Price Condition. However, ABI disclosed that it would not be willing to waive the Floor Price Condition unless it received an updated fairness opinion from Advest, Inc., ABI's financial advisor, and determined that waiver was in the best interests of ABI and its shareholders. On Friday, March 10, 2000 (the last trading day prior to the Special Meeting of ABI's Shareholders ("Special Shareholders Meeting")), the closing sales price of Gold Banc common stock as reported on the Nasdaq National Market System was $7.00, the average Gold Banc common stock price as calculated under the terms of the Merger Agreement was $7.80, and the fixed exchange ratio was 1.6527 shares of Gold Banc common stock for each share of ABI common stock ("Exchange Ratio").

         Immediately following the Special Shareholders' Meeting, the Board of Directors held a meeting to determine whether it was in the best interests of ABI and its shareholders to terminate the Merger Agreement or to waive the Floor Price Condition and consummate the Merger.

         After reviewing the financial, economic, and non-financial information available to it, and consulting with ABI's management, financial advisor, and legal counsel, the Board of Directors determined that it was in the best interests of ABI and its shareholders to waive the Floor Price Condition and close the Merger transaction with Gold Banc. The press releases announcing approval of the merger by ABI shareholders and waiver of the Floor Price Condition by the Board of Directors are attached hereto as Exhibits 99.1 and 99.2.

         In reaching its decision that consummation of the Merger is fair to, and in the best interests of, ABI and its shareholders, the Board of Directors considered a number of factors, including the following:

         1. The changes in the market for and price of banking institution stocks generally. In this regard, the Board of Directors reviewed information indicating that the market for financial institution stocks in general has declined approximately 50% in the last two years and 30% since the last quarter of 1999. Based on the review of the foregoing information and the financial condition and earnings of Gold Banc, the Board of Directors determined that the $7.00 Gold Banc stock price was reflective of the market's treatment of all financial institution stocks in general and not the result of Gold Banc's failure to meet its financial objectives and targets.

         2. An updated review of the business and financial condition and earnings prospects of Gold Banc, and the potential growth of Gold Banc's banking operations in light of recent market developments.


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The Board of Directors again considered the competence, experience, and integrity of Gold Banc and its management. In this regard, the Board of Directors re-evaluated the long-term prospects for appreciation in Gold Banc's common stock, as well as the level of ownership control that ABI's shareholders would have in the surviving institution and in the Florida operations of Gold Banc. Further, ABI also continued to consider the impact of being the first Florida institution acquired by Gold Banc and the prospects for additional growth in the Florida market.

         3. The financial terms of the Merger, including the value of the consideration offered following the recent decline in Gold Banc common stock, the premium to book value and earnings to be paid based on current market prices, the prices paid in recent comparable transactions in the currently depressed market for financial institution stocks, relative earnings per share, and the relative shareholders' equity of Gold Banc and ABI. In addition, the Board of Directors considered in detail the contribution analysis presented by Advest, Inc., which indicated that ABI's shareholders would receive approximately 22% ownership of the combined entity following the Merger, which is favorable in relation to ABI's income and balance sheet contributions to the transaction.

         4. A newly issued opinion of Advest, Inc., dated March 13, 2000, that the Exchange Ratio as provided in the Merger Agreement is fair, from a financial point of view, to ABI's shareholders. The opinion of Advest, Inc. is set forth in Exhibit 99.3 to this Current Report on Form 8-K.

         5. A re-evaluation of the future prospects of ABI and possible alternatives to the proposed Merger of ABI with Acquisition Subsidiary, including the prospects of continuing as an independent institution. Specifically, the Board of Directors compared an updated valuation of ABI's business plan as a stand-alone entity to the updated valuation of the Merger and concluded that the Merger provided a greater value to ABI's shareholders than its business plan.

         6. The Board of Directors considered the effect of termination of the Merger Agreement on ABI's common stock price and future operations. The Board of Directors reviewed information which indicated that it was likely that ABI's common stock would lose the acquisition premium its stock received when execution of the Merger Agreement was announced in September 1999 if the Merger Agreement was terminated and reviewed the prices at which stocks of the peer group are currently trading. The peer group information reviewed by the Board of Directors indicated that ABI's peer group multiples had fallen since September 1999, when the Merger was announced. In addition, the Board considered the lasting negative impact that the market attaches to sellers in transactions that are not consummated.

         7. Updated information with respect to the financial condition, results of operations, business and prospects of ABI and the current industry, economic, and market conditions, as well as the risks associated with achieving those prospects was reviewed by the Board of Directors. This consideration also included the potential effect that the proposed elimination of the pooling of interests method of accounting may have on prices paid for stock of financial institutions in the future and information reviewed by the Board of Directors which indicated that the mergers and acquisitions market for financial institutions slowed during 1999 and that this trend could continue in 2000 as a result of a decline in the "currency" of acquirers.

         8. The non-financial terms and structure of the Merger Agreement and the proposed Merger were revisited by the Board of Directors, and in particular, the fact that the Merger is intended to qualify as a tax-free reorganization to ABI shareholders.




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         9. The Board of Directors again evaluated the social and economic effects of the Merger on ABI and its employees, depositors, loan and other customers, creditors and determined that the Merger would benefit all of its constituencies. Specifically, the Board of Directors considered the anticipated retention level of its employees following the Merger, the terms of the employee benefits to be received, the proposed structure and operation of the resultant financial institution as a community bank following the Merger, and the commitment to customer quality and service that Gold Banc would provide to ABI's customers and depositors in the same manner that ABI had done for the past 10 years. In this regard, ABI gave considerable consideration of the potential impact that terminating the Merger may have on employee retention and the potential adverse impact that the loss of key employees may have on the value of ABI.

         Each of the above factors support, directly or indirectly, the determination of the Board of Directors as to the fairness of the Merger Agreement and the related Merger. The Board of Directors did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination.

         The Merger is scheduled to close early during the week of March 20, 2000. ABI shareholders will receive 1.6527 shares of Gold Banc common stock for each share of ABI common stock, which represents a value to ABI shareholders of $11.47 per share of ABI common stock.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not Applicable

(b)      Not Applicable

(c)      Exhibits required by Item 601 of Regulation S-K


     EXHIBIT NO.                DESCRIPTION
    -----------                -----------

         99.1 Press Release, issued March 13, 2000, ABI shareholder approval of the Merger and waiver of the Floor Price Condition.

         99.2 Press Release, issued March 14, 2000, ABI shareholder approval of the Merger and waiver of the Floor Price Condition.

         99.3     Fairness Opinion of Advest, Inc., financial advisor to ABI.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN BANCSHARES, INC.



Date:  March 15, 2000               By:  /s Jerry L. Neff
                                         -------------------------------------
                                         Jerry L. Neff
                                         President and Chief Executive Officer








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                                  EXHIBIT INDEX



    EXHIBIT NO.                DESCRIPTION
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
         99.1     Press Release, issued March 13, 2000, regarding ABI
                  shareholder approval of the Merger and waiver of the Floor
                  Price Condition.

         99.2 Press Release, issued March 14, 2000, regarding ABI shareholder approval of the Merger and waiver of the Floor
                  Price Condition.

         99.3     Fairness Opinion of Advest, Inc., financial advisor to ABI.